Exhibit 21.1

Subsidiaries of YRC Worldwide Inc.

at December 31, 2007

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
Express Lane Service, Inc.	100%	Delaware
JHJ International Transportation Co., Ltd.	50%[1]	China
OPK Insurance Co. Ltd.	100%	Bermuda
Reimer Finance, LP	1%[2]	Canada
Roadway LLC	100%	Delaware
Roadway Express, Inc.	100%	Delaware
Reimer Express Lines, Ltd.	100%	Canada
Reimer Express Driver Training Institute Inc.	100%	Canada
Reimer Finance, LP	99%[2]	Canada
Roadway Express International, Inc.	100%	Delaware
Transcontinental Lease, S. de R.L. de C.V.	2%[3]	Mexico
Roadway Express S.A. de C.V.	99.99%[4]	Mexico
Roadway Reverse Logistics, Inc.	100%	Ohio
Transcontinental Lease, S. de R.L. de C.V.	98%[3]	Mexico
Roadway Express S.A. de C.V.	.01%[4]	Mexico
Roadway Next Day Corporation	100%	Pennsylvania
New Penn Motor Express, Inc.	100%	Pennsylvania
Yellow Roadway Receivables Funding Corporation	100%	Delaware
Yellow Transportation, Inc.	100%	Indiana
Mission Supply Company	100%	Kansas
Yellow Relocation Services, Inc.	100%	Kansas
Yellow Transportation of British Columbia, Inc.	100%	Canada
Yellow Transportation of Ontario, Inc.	100%	Canada
YRC Transportation S.A. de C.V.	41.1%[5]	Mexico
YRC Transportation S.A. de C.V.	58.9%[5]	Mexico
YRC Services, S. de R.L. de C.V.	100%	Mexico
YRC Association Solutions, Inc.	100%	Delaware
YRC Assurance Co. Ltd.	100%	Bermuda
YRC Enterprise Solutions Group Inc.	100%	Delaware
YRC International Investments, Inc.	100%	Delaware
YGPS (EU) Limited	100%	United Kingdom
YRC Logistics (UK) Limited	100%	United Kingdom
YRC Logistics B.V.	100%	Netherlands
YRC Logistics LA S.R.L.	99%[6]	Peru
YRC Logistics Inc. S.R.L.	90%[7]	Argentina
YRC Logistics Limitada	99%[8]	Colombia
YRC Logistics, Inc. Limitada	99%[9]	Chile
YRC Worldwide Pte Ltd.	100%	Singapore
YRC Logistics Asia Limited	100%	Hong Kong
GPS Logistics Group Limited (Bermuda)	100%	Bermuda
GPS Worldwide Malaysia Sdn Bhd	100%	Malaysia
PT Meridian IQ Indonesia International	100%	Indonesia
YRC Jin Jiang Logistics Co., Ltd.	75%[10]	China
YRC Logistics (Thailand) Co., Ltd.	100%	Thailand
YRC Logistics China (Hong Kong) Limited	100%	Hong Kong
YRC Logistics Hong Kong Limited	100%	Hong Kong
YRC Logistics India Private Limited	100%	India
YRC Logistics Japan Limited	100%	Japan
YRC Logistics Korea Limited	100%	Korea
YRC Logistics Malaysia Sdn Bhd	100%	Malaysia
YRC Logistics Philippines Inc.	100%	Philippines
YRC Logistics Singapore Pte. Ltd.	100%	Singapore
YRC Logistics Taiwan Limited	100%	Taiwan

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
YRC Logistics Vietnam Limited	100%	British Virgin Islands
YRC Mortgages, LLC	100%	Delaware
YRC North American Transportation, Inc.	100%	Delaware
YRC Regional Transportation, Inc.	100%	Delaware
IMUA Handling Corporation	100%	Hawaii
USF Bestway Inc.	100%	Arizona
USF Canada Inc.	100%	Delaware
USF Dugan Inc.	100%	Kansas
USF Glen Moore Inc.	100%	Pennsylvania
USF Holland Inc.	100%	Michigan
USF Holland International Sales Inc.	100%	Canada
USF Mexico Inc.	100%	Delaware
USF Reddaway Inc.	100%	Oregon
USF RedStar LLC	100%	Delaware
USF Sales Corporation	100%	Delaware
USF Technology Services Inc.	100%	Illinois
USFreightways Corporation	100%	Delaware
YRC Logistics Services, Inc.	100%	Illinois
YRC Logistics, Inc. (Ontario)	100%	Canada
YRC Logistics Services Inc. (Quebec)	100%	Canada
YRC Logistics, S. de R.L. de C.V.	99.97%[11]	Mexico
Meridian IQ Leasing, S. de R.L. de C.V.	99.97%[12]	Mexico
Meridian IQ Servicios, S. de R.L. de C.V.	99.97%[13]	Mexico
YRC Logistics Supply Chain Solutions Inc.	100%	Canada
USF Logistics (Mexico) Inc.	100%	Delaware
YRC Logistics, S. de R.L. de C.V.	.03%[11]	Mexico
Meridian IQ Leasing, S. de R.L. de C.V.	.03%[12]	Mexico
Meridian IQ Servicios, S. de R.L. de C.V.	.03%[13]	Mexico
USF Logistics Services (Puerto Rico) Inc.	100%	Delaware
YRC Worldwide Technologies, Inc.	100%	Delaware
YRC Logistics, Inc.	100%	Delaware
YRC Logistics Global, LLC	100%	Delaware
Globe.com Lines, Inc.	100%	Delaware
YRC Logistics LA S.R.L.	1%[6]	Peru
YRC Logistics Inc. S.R.L.	10%[7]	Argentina
YRC Logistics Limitada	1%[8]	Colombia
YRC Logistics, Inc. Limitada	1%[9]	Chile

[1]	JHJ International Transportation Co., Ltd. is owned 50% by YRC Worldwide Inc. and 50% by a third party.
[2]	Reimer Finance, LP is owned 99% by Roadway Express, Inc. and 1% by YRC Worldwide Inc.
[3]	Transcontinental Lease, S. de R.L. de C.V. is owned 98% by Roadway Express, Inc. and 2% by Roadway Express International, Inc.
[4]	Roadway Express S.A. de C.V. is owned 99.99% by Roadway Express, Inc. and .01% by Transcontinental Lease, S. De R.L. de C.V.
[5]	YRC Transportation S.A. de C.V. is owned 58.9 % by Yellow Transportation, Inc. and 41.1% by Yellow Transportation of Ontario, Inc.
[6]	YRC Logistics SA S.R.L. is owned 99% by YRC International Investments, Inc. and 1% by YRC Logistics, Inc.
[7]	YRC Logistics Inc. S.R.L. is owned 90% by YRC International Investments, Inc. and 10% by YRC Logistics, Inc.
[8]	YRC Logistics Limitada is owned 99% by YRC International Investments, Inc. and 1% by YRC Logistics, Inc.
[9]	YRC Logistics, Inc. Limitada is owned 99% by YRC International Investments, Inc. and 1% by YRC Logistics, Inc.
[10]	YRC Jin Jiang Logistics Co., Ltd. is owned 75% by YRC Logistics Asia Limited and 25% by a third party.
[11]	YRC Logistics, S. de R.L. de C.V. is owned 99.97% by YRC Logistics Services Inc. and .03% by USF Logistics (Mexico) Inc.
[12]	Meridian IQ Leasing, S. de R.L. de C.V. is owned 99.97% by YRC Logistics, S. de R.L. de C.V. and .03% by USF Logistics (Mexico) Inc.
[13]	Meridian IQ Servicios, S. de R.L. de C.V. is owned 99.97% by YRC Logistics, S. de R.L. de C.V. and .03% by USF Logistics (Mexico) Inc.